BANCINSURANCE CORPORATION 2002 STOCK INCENTIVE PLAN

AWARD AGREEMENT

The Bancinsurance Corporation (“Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business successes. To this end, the Company adopted the Bancinsurance Corporation 2002 Stock Incentive Plan (“Plan”) as a means through which you may share in the appreciation of the Company’s stock. This is done by granting “Awards” to key employees, like you. If you meet the conditions described in this Agreement (and the Plan), these Awards will mature into an equity interest in the Company.

There is no guarantee that the value of your Award will increase. This is because the value of the Company’s stock is affected by many factors. However, the Company believes that your efforts affect the value of its stock and that this Plan (and the Awards made through the Plan) are an appropriate means of sharing with you the value of your contribution to the Company’s business success.

This Agreement describes the type of Award that you have been granted and the conditions that must be met before you may realize the value associated with your Award. To ensure you fully understand these terms and conditions, you should:

•	Read this Award Agreement carefully; and

•	Contact us at 614-228-2800 if you have any questions about your Award or if you want a copy of the Plan.

Description of Your Incentive Stock Options

Your Award Consists of Incentive Stock Options: You have been awarded Incentive Stock Options (or “ISOs”) through which you may purchase shares of Company stock. Special (and favorable) tax rules apply to ISOs but only if certain conditions are met. These special conditions and other terms affecting your ISOs are described in this Agreement.

Your ISOs are subject to the following terms and to some general rules discussed later in this Agreement.

Grant Date: Your ISOs were issued on:      .

This is the date your ISOs were granted and the date on which your ISOs begin to vest.

Award: You have been granted      ISOs.

You may purchase one share of Company stock for each ISO granted, but only if you meet the terms and conditions described in this Agreement.

Exercise Price: You may exercise each ISO by paying $     to purchase one share of Company stock.

When you purchase a share of Company stock by exercising an ISO, the option exercised is cancelled.

Expiration Date: You must exercise all these ISOs no later than      .

If you do not exercise your ISOs by this date they will expire and may not be exercised at a later date.

Limits on Exercising Your ISOs

Vesting: Normally, you may not exercise your ISOs until they “vest.” Your ISOs will vest (and may be exercised) at the following times:

20% ISOs, anytime on or after      ;

40% ISOs, anytime on or after      ;

60% ISOs, anytime on or after      ;

80% ISOs, anytime on or after      ; and

100% ISOs, anytime on or after      .

This does not mean that you must exercise your ISOs on these dates; these are merely the first dates that you may do so. However, your ISOs will expire unless they are exercised before the Expiration Date.

Also, there are some special situations in which your options may vest earlier. These are described later in this Agreement.

Minimum Number of ISOs That You May Exercise: The smallest number of ISOs that you may exercise at any one time is one or, if fewer, the total number of your remaining ISOs.

Also, normally you may not exercise any ISO to purchase a fractional share of Company stock.

Tax Treatment of Your ISOs

This brief discussion of the federal tax rules that affect your ISOs is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Grant Date.

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your Award.

Normally ISOs are subject to favorable tax rules. Under these rules, you will not be required to pay ordinary income taxes on the value of an ISO when it is issued, when it becomes exercisable (or vests) or when you buy Company stock by exercising an ISO (there are no tax consequences if an ISO expires before being exercised). Also, if you comply with certain rules (discussed below), you will not have ordinary income when you sell the Company stock you purchased through an ISO. Instead, capital gains taxes will apply, but only when you sell the stock you bought by exercising an ISO. Also, these taxes will be applied only to the difference between the price you paid for the stock (i.e., the Exercise Price) and the amount you receive when you sell the Company stock. Because capital gains tax rates normally are lower than ordinary income tax rates, this rule should minimize your total tax liability. However, this favorable capital gains tax treatment is available only if you do not sell the Company stock any earlier than two years after the Grant Date and one year after you exercise the ISO.

If you do not comply with the rule just described, you must pay income tax, at ordinary income tax rates, on the difference between the Exercise Price and the fair market value of Company stock on the date the ISO is exercised. Any additional gain (i.e., the difference between the fair market value of the stock on the date the ISO is exercised and the amount you receive when you sell the stock) would be taxed at capital gains rates.

You also should know that ISOs are subject to an “alternative minimum tax,” which is a special tax rate imposed on tax preference items. Generally, the alternative minimum tax structure requires that you calculate your taxes, at a special rate, by including all items of tax preference, including the difference between the Exercise Price and the value of the Company stock you purchase when you exercise an ISO. This is done for the year in which you exercise an ISO. Then, you compare the tax calculated under the alternative minimum tax rates with the tax you owe under the ordinary method of calculating your taxes for that year and pay the higher of the two tax amounts.

You may avoid application of the “alternative minimum tax” by making a special election [known as a Code §83(b) election] within 30 days of the Grant Date. However, there are important tax and investment issues that you must consider before making a Code §83(b) election. These should be discussed with your personal tax and investment adviser,

This is a very brief and general description of the very complex alternative minimum tax structure. You should discuss this tax with a tax adviser before you exercise your ISOs and as you calculate your taxes for the year in which you exercise an ISO.

Description of Your Nonqualified Stock Options

Your Award Consists of Nonqualified Stock Options: You have been awarded Nonqualified Stock Options (or “NSOs”) through which you may purchase shares of Company stock.

Your NSOs are subject to the following terms and to some general rules discussed later in this Agreement.

Grant Date: Your NSOs were issued on:      .

This is the date your NSOs were granted and the date on which your NSOs begin to vest.

Award: You have been granted      NSOs.

You may purchase one share of Company stock for each NSO granted, but only if you meet the terms and conditions described in this Agreement.

Exercise Price: You may exercise each NSO by paying $     to purchase one share of Company stock.

When you purchase a share of Company stock by exercising an NSO, the option exercised is cancelled.

Expiration Date: You must exercise all these NSOs no later than      .

If you do not exercise your NSOs by this date they will expire and may not be exercised at a later date.

Limits on Exercising Your NSOs

Vesting: Normally, you may not exercise your NSOs until they “vest.” Your NSOs will vest (and may be exercised) at the following times:

     NSOs, anytime on or after      ;

     NSOs, anytime on or after      ;

     NSOs, anytime on or after      ; and

     NSOs, anytime on or after      .

This does not mean that you must exercise your NSOs on these dates; these are merely the first dates that you may do so. However, your NSOs will expire unless they are exercised before the Expiration Date.

Also, there also are some special situations in which your options may vest earlier. These are described later in this Agreement.

Minimum Number of NSOs That You May Exercise: The smallest number of NSOs that you may exercise at any one time is      or, if fewer, the total number of your remaining NSOs.

Also, normally you may not exercise any NSO to purchase a fractional share of Company stock.

Tax Treatment of Your NSOs

This brief discussion of the federal tax rules that affect your NSOs is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Grant Date.

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your Award.

You are not required to pay ordinary income taxes on the value of an NSO when it is issued. However, you are required to pay income tax when you buy Company stock by exercising an NSO. This tax is calculated by applying ordinary income tax rates to the difference between the value of Company stock when the NSO is exercised and the Exercise Price (there are no tax consequences if an NSO expires with being exercised). Any gain you realize when you sell the Company stock you purchased through an NSO (i.e., the difference between the sales price and the value of the Company stock on the date the NSO was exercised) normally will be taxed at favorable capital gains rates.

You may increase the portion of your Award’s value that is subject to capital gains tax rates by making a special election [known as a Code §83(b) election] within 30 days of the Grant Date. However, there are important tax and investment issues that you must consider before making a Code §83(b) election. These should be discussed with your personal tax and investment adviser.

Tandem Stock Appreciation Rights

Your Award Consists of Tandem Stock Appreciation Rights: You have been awarded Tandem Stock Appreciation Rights (or “TSARs”). These TSARs are associated with stock options and enable you to receive the difference between the value of Company stock when the TSAR is exercised and the value of Company stock on the Grant Date (“Exercise Price”).

Your TSARs are subject to the following terms and to some general rules discussed later in this Agreement.

Grant Date: Your TSARs were issued on      .

This is the date your TSARs were granted and the date on which your TSARs begin to vest.

Award: You have been granted      TSARs.

If you exercise a TSAR, you will receive an amount equal to the difference between the value of Company stock on the Grant Date (“Exercise Price”) and the date you exercise the TSAR. And you may realize this appreciation without actually paying the Exercise Price. This means you have a choice to make when the TSARs (and the associated options) become exercisable. That is:

•	You may exercise a TSAR without actually spending any money and realize the amount Company stock has appreciated between the Grant Date and the date you exercise the TSAR; or

•	You may exercise the option associated with your TSAR, in which case you will receive one share of stock for each option exercised, although you will be required to actually pay the Exercise Price associated with the option.

Also, if you decide to exercise a TSAR, the associated option will automatically expire and if you exercise the option, the associated TSAR will expire automatically.

Exercise Price:      .

This is the value of a share of Company stock on the Grant Date.

Expiration Date: You must exercise your TSARs no later than           .

If you do not exercise your TSARs by this date they (and each associated option) will expire and may not be exercised at a later date.

Exercising TSARs: If you exercise a TSAR, you will receive the difference between the value of a share of Company stock on the exercise date and the Exercise Price. This amount will be paid either in cash or Company stock (or some of each) at the Company’s discretion.

Limits on Exercising Your TSARS

Vesting: Normally, you may not exercise your TSARs until they “vest.” Your TSARs will vest (and may be exercised) at the following times which correspond to the date the related options may be exercised:

     TSARs, anytime on or after      ;

     TSARs, anytime on or after      ;

     TSARs, anytime on or after      ; and

     TSARs, anytime on or after      .

This does not mean that you must exercise your TSARs on these dates; these are merely the first dates that you may do so. However, your TSARs will expire unless they are exercised before the Expiration Date.

Also, there also are some special situations in which your TSARs may vest earlier. These are described later in this Agreement.

Minimum Number of TSARs That You May Exercise: The smallest number of TSARs that you may exercise at any one time is      or, if fewer, the total number of your remaining TSARs.

Also, normally you may not exercise any TSAR associated with a fractional share of Company stock.

Tax Treatment of Your TSARs

This brief discussion of the federal tax rules that affect your TSARs is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Grant Date.

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your Award.

You are not required to pay ordinary income taxes on the value of a TSAR when it is issued or when it vests. However, you are required to pay income tax (at ordinary income tax rates) when you exercise your TSAR (there are no tax consequences if a TSAR expires without being exercised). If your TSAR is paid in shares of Company stock, your taxes are calculated by applying ordinary income tax rates to the value (on the date your TSAR is exercised) of the Company stock you receive. Any subsequent appreciation in the value of this stock will be taxed at capital gains rates when the stock is sold. If your TSAR is paid in cash, your taxes are calculated by applying ordinary income tax rates to the amount of cash you receive.

Freestanding Stock Appreciation Rights

Your Award Consists of Freestanding Stock Appreciation Rights: You have been awarded Freestanding Stock Appreciation Rights (or “FSARs”). These FSARs enable you to receive the difference between the value of Company stock when the FSAR is exercised and the value of Company stock on the Grant Date (“Exercise Price”).

Your FSARs are subject to the following terms and to some general rules discussed later in this Agreement.

Grant Date: Your FSARs were issued on      .

This is the date your FSARs were granted and the date on which your FSARs begin to vest.

Award: You have been granted      FSARs.

If you exercise a FSAR, you will receive an amount equal to the difference between the value of Company stock on the Grant Date (“Exercise Price”) and the date you exercise the FSAR. And you may realize this appreciation without actually paying the Exercise Price.

Exercise Price:      .

This is the value of a share of Company stock on the Grant Date.

Expiration Date: You must exercise your FSARs no later than

If you do not exercise your FSARs by this date they will expire and may not be exercised at a later date.)

Exercising FSARs: If you exercise a FSAR, you will receive the difference between the value of a share of Company stock on the exercise date and the Exercise Price. This amount will be paid either in cash or Company stock (or some of each) at the Company’s discretion.

Limits on Exercising Your FSARS

Vesting: Normally, you may not exercise your FSARs until they “vest.” Your FSARs will vest (and may be exercised) at the following times:

     FSARs, anytime on or after      ;

     FSARs, anytime on or after      ;

     FSARs, anytime on or after      ; and

     FSARs, anytime on or after      .

This does not mean that you must exercise your FSARs on these dates; these are merely the first dates that you may do so. However, your FSARs will expire unless they are exercised before the Expiration Date.

Also, there also are some special situations in which your FSARs may vest earlier. These are described later in this Agreement.

Minimum Number of FSARs That You May Exercise: The smallest number of FSARs that may be exercised at any one time is      or, if fewer, the total number of your remaining FSARs.

Also, normally you may not exercise any FSAR associated with a fractional share of Company stock.

Tax Treatment of Your FSARs

This brief discussion of the federal tax rules that affect your FSARs is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Grant Date.

You should consult with a tax or financial adviser to ensure you fully understand the tax ramifications of your Award.

You are not required to pay ordinary income taxes on the value of a FSAR when it is issued or when it vests. However, you are required to pay income tax (at ordinary income tax rates) when you exercise your FSAR (there are no tax consequences if your FSAR expires without being exercised). If your FSAR is paid in shares of Company stock, your taxes are calculated by applying ordinary income tax rates to the value (on the date your FSAR is exercised) of the Company stock you receive. Any subsequent appreciation in the value of this stock will be taxed at capital gains rates when the stock is sold. If your FSAR is paid in cash, your taxes are calculated by applying ordinary income tax rates to the amount of cash you receive.

Description of Your Restricted Stock

Your Award Consists of Restricted Stock: You have been awarded Restricted Stock. Restricted Stock is shares of Company stock that you will receive if the restrictions and conditions described below are met.

Your Restricted Stock is subject to the following terms and to some general rules described later in this Agreement.

Grant Date: Your Restricted Stock was issued on:      .

This is the date your shares of Restricted Stock were granted.

Award: You have been granted      shares of Restricted Stock.

If all the restrictions and conditions described below are met, these shares of Restricted Stock will be distributed to you.

Expiration Date: Your right to receive shares of Restricted Stock will mature on      .

If you are actively employed on this date (and have met all other Program conditions), all restrictions imposed on your Restricted Stock will lapse and you will become the owner of the Company stock granted as Restricted Stock under this Agreement.

Your Rights in Restricted Stock Before The End of the Expiration Period

Until the restrictions and conditions described in this Agreement are met, the Restricted Stock certificates will be held in escrow. Or, the Company may distribute these certificates before the Expiration Date, although you will not be able to sell the shares until all the terms and conditions described in this Agreement lapse.

Also, the Company may either distribute to you any dividends that are declared on your Restricted Stock before the Expiration Date or may hold these dividends until the Expiration Date and distribute them only if all the restrictions and conditions just described are met.

However, you may vote your Restricted Shares before all the terms and conditions described in this Agreement are met. This is the case whether or not your Restricted Shares are distributed to you before the Expiration Date.

Tax Treatment of Your Restricted Stock

This brief discussion of the federal tax rules that affect your Restricted Stock is provided as general information (not as personal tax advice) and is based on the Company’s understanding of federal tax laws and regulations in effect as of the Grant Date.

(You should consult with a tax or financial advisor to ensure you fully understand the tax ramifications of your Award.)

You are not required to pay income taxes on your Restricted Stock at this time. However, you will be required to pay income taxes (at ordinary income tax rates) when (and if) the restrictions and conditions described in this Agreement are met. The amount of ordinary income you will recognize is the value of your Restricted Stock when the terms and conditions described in this Agreement lapse. If these restrictions and conditions are not met before the Expiration Date, your Restricted Stock will expire and no taxes will be due. Any subsequent appreciation of the stock will be taxed at capital gains rates when you sell the stock.

You may increase the portion of your Award’s value that is subject to capital gains tax rates by making a special election [known as a Code §83(b) election] within 30 days of the Grant Date. However, there are important tax and investment issues that you must consider before making a Code §83(b) election. These should be discussed with your personal tax and investment adviser.

If you receive any dividends on your Restricted Stock before the Expiration Date:

•	You will be taxed on the value of any cash dividend you receive in the year it is paid; but

•	Any dividend paid in shares of Company stock will not be taxed until all the conditions and restrictions described in this Agreement have been met. In this case, your tax will be calculated by applying ordinary income tax rates to the value of these shares of Company stock on the date the restrictions and conditions described in this Agreement have been met. However, if these conditions and restrictions are not met, no tax will be due because these shares will be forfeited.

GENERAL TERMS AND CONDITIONS

These terms and conditions apply to all Awards under this Award Agreement

1.00 Conduct Leading to Forfeiture of Unexercised Awards or Unmatured Restricted Stock: You may forfeit any unexercised Award or unmatured Restricted Stock if, at any time, you:

•	Agree to or actually serve in any capacity for a business or entity that competes with the Company or any Subsidiary or provides services to an entity that competes with the Company or any Subsidiary;

•	Refuse or fail to consult with, supply information to, or otherwise cooperate with the Company after having been requested to do so; or

•	Deliberately engage in any action that the Company decides has caused substantial harm to its interests or the interests of any Subsidiary.

2.00 Effect of Terminating Employment: Subject to Section 1.00, if you terminate employment any unexercised Awards will expire on the earlier of:

•	The Award’s Expiration Date, even if you are employed on that date;

•	If your employment terminates for any reason other than death or disability, the date your employment ends; or

•	If you terminate because you are disabled or you die, 12 months after your employment ends.

Note, it is your responsibility to keep track of when your Awards expire.

3.00 Buy Out of Awards by Company: The Company may decide at any time to buy out your Award. This may happen without your consent and at any time. If the Company decides to buy out your Awards, it will pay you the difference between the value of Awards that are exercisable (or vested) at that time and that are being bought out and the Exercise Price associated with that Award.

4.00 Acceleration of Vesting: All Awards will be fully vested (and be exercisable) and all restrictions will lapse if the Company enters into a plan or agreement that results in a merger or consolidation or if there is a reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control of an entity that has acquired the Company’s assets and the terms of that plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law). Upon payment of the exercise price, you will receive the applicable securities or cash equal to those you would have received prior to the events listed in this section.

5.00 Transferring Awards: Normally Awards may not be transferred except by will or applicable laws of descent and distribution and, during your lifetime, may be exercised only by you or your guardian or legal representative. However, the Company may allow you to place your NSOs into a trust established for your benefit or the benefit of your family. Contact us at the number shown below if you are interested in doing this.

6.00 Restrictions on Transfers of Stock: The Company may impose restrictions on any shares of Company stock you acquire by exercising an Option, including restrictions related to applicable securities laws, the rules of any national securities exchange or system on which Company stock is listed or traded.

7.00 Section 16 of the Securities Exchange Act: If you are subject to the requirements of Section 16 of the Securities Exchange Act, you are responsible for ensuring that all requirements of Section 16 are met, including the holding of securities purchased under this Agreement for a minimum of six months before disposition.

8.00 Beneficiary Designation: You may name a Beneficiary or Beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised if you die. If you have not made an effective Beneficiary designation, your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate. A Beneficiary form may be completed for each Award and will be effective only when in writing and filed with the Committee.

9.00 Tax Withholding: In some cases, income taxes must be withheld on the value of your Award. These taxes may be paid in one of several ways, including:

•	The Company may withhold this amount from other amounts owed to you (e.g., your salary);

•	You may pay these taxes by giving the Company cash equal to the amount that must be withheld or by giving the Company other shares of Company stock (that you have owned for at least six months) with a value equal to the taxes due; or

•	The Company may withhold a portion of the Award having a value equal to the taxes that must be withheld.

You may choose the approach you prefer when the Award is payable, although the Company may reject your preferred method for any reason (or for no reason). If this happens, you must pay these taxes in the way the Company specifies. However, if you do not select one of these methods, the Company will retain a portion of the Award (i.e., the last alternative just described will be applied).

10.00 Exercising Awards: Awards may be exercised by contacting the Company at the address shown below. Options may be exercised by paying cash or a personal check immediately payable to the Company. The Exercise Price due on an option also may be paid by directing the Company to withhold shares of Company stock having a value equal to the Exercise Price due or by giving the Company other shares of Company stock having a value equal to the Exercise Price due (but only if you have owned those shares for at least six months).

11.00 Governing Law: This agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

12.00 Other Agreements: Also, your Awards will be subject to the terms of any other agreements between you and the Company.

13.00 Adjustments to Awards: The number of your Awards will be adjusted to reflect any change to the Company’s capital structure (e.g., a stock split).

You must sign this Agreement; if you do not your Award will be cancelled. By signing this Agreement you acknowledge that this Award is granted under and is subject to the terms and conditions described above and in the Bancinsurance Corporation 2002 Stock Incentive Plan.

OPTIONEE/GRANTEE

BANCINSURANCE CORPORATION